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As filed with the Securities and Exchange Commission on June 5, 2003

REGISTRATION NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Dyax Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	04-3053198 (I.R.S. Employer Identification No.)

300 Technology Square, Cambridge, Massachusetts 02139
(Address of Principal Executive Offices)

1998 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Henry E. Blair
Chairman, President and Chief Executive Officer
Dyax Corp.
300 Technology Square
Cambridge, Massachusetts 02139
(617) 225-2500
(Name, Address and Telephone Number of Agent for Service)

with copies to:

Nathaniel S. Gardiner, Esq.
Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199
(617) 239-0100

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(4)	Amount of registration fee

Common Stock, $0.01 par value(1)	200,000 shares	$2.25	$450,000	$37.00

(1)
Includes associated purchase rights which currently are evidenced by certificates for shares of Dyax Corp. Common Stock, and automatically trade with such shares.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Common Stock.

(3)
Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1) and based upon the average of the high and low sale prices on May 30, 2003 as reported by the Nasdaq National Market.

(4)
This Registration Statement registers an additional 200,000 shares issuable under our 1998 Employee Stock Purchase Plan (the "Plan"). We have previously registered 200,000 shares issuable under the Plan (Registration Statement Nos. 333-49856 and 333-97527).

Statement Regarding Incorporation by Reference from Effective Registration Statements.

        This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to our 1998 Employee Stock Purchase Plan (the "Plan") are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statements we filed on Form S-8 with the Securities and Exchange Commission on November 13, 2000 (File No. 333-49856) and on August 1, 2002 (File No. 333-97527) in their entirety and including exhibits thereto, relating to the registration of 200,000 shares of our Common Stock, $0.01 par value per share, authorized for issuance under the Plan. This Registration Statement provides for the registration of an additional 200,000 shares of our Common Stock authorized for issuance under the Plan.

Item 5. Interests of Named Experts and Counsel.

        Palmer & Dodge LLP, Boston, Massachusetts, will pass upon the validity of the common stock offered by this registration statement for us. Nathaniel S. Gardiner, a partner of Palmer & Dodge LLP, is our corporate secretary.

Item 8. Exhibits.

        See Exhibit Index on page 4.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 4th day of June 2003.

DYAX CORP.
By:	/s/ HENRY E. BLAIR Henry E. Blair, Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Dyax Corp., hereby severally constitute and appoint Henry E. Blair, Stephen S. Galliker and Nathaniel S. Gardiner, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Capacity	Date
/s/ HENRY E. BLAIR Henry E. Blair	President, Chief Executive Officer (Principal Executive Officer) and Director	June 4, 2003
/s/ STEPHEN S. GALLIKER Stephen S. Galliker	Executive Vice President of Finance and Administration and Chief Financial Officer (Principal Financial Officer)	June 4, 2003
/s/ GREGORY D. PHELPS Gregory D. Phelps	Director	June 4, 2003
/s/ CONSTANTINE E. ANAGNOSTOPOULOS Constantine E. Anagnostopoulos	Director	June 4, 2003
/s/ JAMES W. FORDYCE James W. Fordyce	Director	June 4, 2003
/s/ THOMAS L. KEMPNER Thomas L. Kempner	Director	June 4, 2003
/s/ HENRY R. LEWIS Henry R. Lewis	Director	June 4, 2003
/s/ JOHN W. LITTLECHILD John W. Littlechild	Director	June 4, 2003
/s/ ALIX MARDUEL Alix Marduel	Director	June 4, 2003
/s/ DAVID J. MCLACHLAN David J. McLachlan	Director	June 4, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q (File No. 000-24537) for the quarter ended September 30, 2000 and incorporated herein by reference.
4.2
Certificate of Designations Designating the Series A Junior Participating Preferred Stock of the Company. Filed as Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 000-24537) and incorporated herein by reference.
4.3
Certificate of Correction to the Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.4 to the Company's Amended Annual Report on Form 10-K/A (File No. 000-24537) for the year ended December 31, 2001 and incorporated herein by reference.
4.4
Amended and Restated Bylaws of Dyax Corp. Filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q (File No. 000-24537) for the quarter ended September 30, 2000 and incorporated herein by reference.
4.5
Rights Agreement dated June 27, 2001, between American Stock Transfer & Trust Company, as Rights Agent, and the Company. Filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 000-24537) and incorporated herein by reference.
5.1	Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants. Filed herewith.
23.2	Consent of Palmer & Dodge LLP. Included in Exhibit 5.1.
24.1	Power of Attorney (included in the signature page hereto).

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  Statement Regarding Incorporation by Reference from Effective Registration Statements.
  Item 5. Interests of Named Experts and Counsel.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY